Exhibit 10.9

The Chubb Corporation

Key Employee Deferred Compensation Plan (2005)

                WHEREAS, The Chubb Corporation (the “Company”) maintains The Chubb Corporation Executive Deferred Compensation Plan (the “Former Plan”) pursuant to which key employees of the Company and its subsidiaries were able to defer a portion of their compensation otherwise payable to them;

                WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which became effective January 1, 2005, provides new distribution, election and funding restrictions for nonqualified deferred compensation;

                WHEREAS, the Company wishes to continue to provide a program under which key employees may continue to defer a portion of their compensation that meets the requirements of Section 409A of the Code;

                WHEREAS, in order to continue providing a deferred compensation program for its key employees, the Company desires to adopt The Chubb Corporation Key Employee Deferred Compensation Plan (2005) (the “Plan”), as set forth herein, pursuant to which certain key employees of the Company and its subsidiaries may defer a portion of their compensation earned with respect to services performed after December 31, 2004 (and to continue to defer compensation in which they were not vested prior to 2005 but in which they become vested after 2004) under a plan that meets the requirements of Section 409A of the Code; and

                WHEREAS, all compensation deferred on or before December 31, 2004 by Plan participants will continue to be deferred under the Former Plan and all deferrals made after December 31, 2004 shall be made under this Plan;

                NOW THEREFORE, the Plan is hereby established under the following terms and conditions:

1.                                      Statement of Purpose

                                                The purpose of The Chubb Corporation Key Employee Deferred Compensation Plan (2005) (the “Plan”) is to aid the Company and its subsidiaries in attracting and retaining key employees by providing a non-qualified compensation deferral vehicle.

2.             Definitions

2.01                           Beneficiary — “Beneficiary” means the person or persons designated as such in accordance with Section 9.

2.02                           Board of Directors — “Board of Directors” means the Board of Directors of The Chubb Corporation.

2.03                           Calendar Quarter — “Calendar Quarter” means any of the four calendar quarters in a full calendar year (e.g., January, February and March comprise the first calendar quarter).

2.04                           Cash Based Compensation — “Cash Based Compensation” means the Participant’s Salary, any cash bonus(es) paid under a plan sponsored by the Company that permits such amounts to be deferred, and any other amounts designated as Cash Based Compensation by the Committee.

2.05                           Change in Control Event — “Change in Control Event” means a change in the ownership or effective control of The Chubb Corporation or a change in the ownership of a substantial portion of the assets of The Chubb Corporation as defined in Exhibit A.

2.06                           Code — “Code” means the Internal Revenue Code of 1986, as amended.

2.07                           Committee — “Committee” means the Organization & Compensation Committee of the Board of Directors that will administer the Plan pursuant to the provisions of Section 3.

2.08                           Company — “Company” means The Chubb Corporation and, for such other purposes as determined by the Committee, shall include any subsidiary of The Chubb Corporation.

2.09                           Company Stock — “Company Stock” means the common stock of The Chubb Corporation.

2.10                           Company Stock Unit Account — “Company Stock Unit Account” means an investment option providing for a return based on the hypothetical investment of the Deferral Amount from Stock Based Compensation in whole or fractional Units of Company Stock.

2.11                           Cycle — “Cycle” means the twelve (12) month period, beginning each January 1, in which Participants may defer a portion of their Cash Based or Stock Based Compensation.

2.12                           Declining Balance Installments — “Declining Balance Installments” means a series of annual payments such that each payment is determined by taking that portion of the Participant’s Deferred Compensation Account as of the Valuation Date immediately preceding the Distribution Date and dividing by the number of years of distributions remaining.

2.13                           Deferral Amount  — “Deferral Amount” means the total amount of Elective Deferred Compensation and/or Non-Elective Deferred Compensation with respect to a Participant.

2.14                           Deferred Compensation Account — “Deferred Compensation Account” means the account maintained on the books of account of the Company for a Participant pursuant to Section 7.

2.15                           Disability or Disabled — “Disability” or “Disabled” means a Participant who is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under The Chubb Corporation Long-Term Disability Plan.

2.16                           Distribution Date — “Distribution Date” means the date on which the Company makes distributions from the Participant’s Deferred Compensation Account(s).

2.17                           Dividends — “Dividends” means an amount equal to the number of Units in a Participant’s Deferred Compensation Account multiplied by the amount of quarterly dividends payable to Company Stock shareholders for each share of Company Stock.  The amount of Dividends on a payment date for a quarterly dividend shall be determined based on the number of Units in the Participant’s Deferred Compensation Account as of the preceding Valuation Date.

2.18                           Effective Date — “Effective Date” means the date on which this Plan is effective, January 1, 2005.

2.19                           Election Form — “Election Form” means the form or forms prescribed by the Committee from time to time and filed with the Committee by the Participant in order to participate in the Plan.  The terms and conditions specified in the Election Form(s) are incorporated by reference herein and form a part of the Plan.

2.20                           Elective Deferred Compensation — “Elective Deferred Compensation” means the total amount of Cash Based and/or Stock Based Compensation elected to be deferred by an Eligible Employee on his/her Election Form, subject to confirmation by the Company.

2.21                           Eligible Employee — “Eligible Employee” means any employee of The Chubb Corporation, Federal Insurance Company, or one of the other of the Company’s subsidiaries, who is a Vice President or higher assigned to pay band 6 or higher, or such other key employees of the Company or its subsidiaries as may be designated by the Chief Executive Officer of The Chubb Corporation.

2.22                           Investment Allocation Change Form — “Investment Allocation Change Form” means the form prescribed by the Committee from time to time and filed by the Participant in order to request a change in the allocation of the Participant’s Deferral Amounts amongst the Investment Funds.  The terms and conditions specified in the Investment Allocation Change Form are incorporated by reference herein and form a part of the Plan.

2.23                           Investment Funds — “Investment Funds” means those mutual funds, investment indices or other funds or measures of performance identified from time to time by the Committee and used to determine the return(s) on a Participant’s Deferral Amount that is deemed invested (i.e., hypothetically invested) in the Investment Funds pursuant to the Participant’s investment request made pursuant to Section 7.03.  The Investment Funds are listed and described in Appendix A.  The Investment Funds may be changed by the Committee from time to time, in the sole discretion of the Committee.

2.24                           Key Employee — “Key Employee” means a key employee as defined in Section 416(i) of the Code, without regard to paragraph (5) thereof, of a corporation any stock in which is publicly traded on an established securities market or otherwise.

2.25                           Non-Elective Deferred Compensation — “Non-Elective Deferred Compensation” means the amount awarded, if any, to a Participant by the Committee pursuant to Section 4.02.

2.26                           Participant — “Participant” means an Eligible Employee participating in the Plan in accordance with the provisions of Section 4.

2.27                           Plan Year — “Plan Year” means the calendar year.

2.28                           Salary — “Salary” means the Participant’s annual base salary.

2.29                           Stock Based Compensation — “Stock Based Compensation” means awards made under any equity-based plan sponsored the Company that permits such award(s) to be deferred.

2.30                           Termination of Employment — “Termination of Employment” means the end of a Participant’s employment with the Company and other members of its controlled group of entities (within the meaning of Section 414(c) of the Code) for any reason other than death or Disability.

2.31                           Unforeseeable Emergency — “Unforeseeable Emergency” means a severe financial hardship to a Participant (a) resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, (b) loss of the Participant’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

2.32                           Unit — “Unit” means a unit credited to a Participant’s Deferred Compensation Account and deemed invested in the Company Stock Unit Account pursuant to Section 7.  For valuation and distribution purposes, each Unit shall be equivalent to one share of Company Stock.

2.33                           Valuation Date — “Valuation Date” means the date on which the value of a Participant’s Deferred Compensation Account is determined as provided in Section 7.  Unless and until changed by the Committee, the Valuation Dates within each Cycle shall be each day that trading occurs in the Investment Funds in which the Deferral Amounts are hypothetically invested.

3.             Administration of the Plan

                                                3.01         Plan Administrator.  The Committee, subject to Section 3.02, will administer the Plan.  The Committee shall have the power to formulate rules and regulations for carrying out the administration of the Plan including, but not limited to, regulations for electronic transmission of forms.  The Committee also has the power to make any and all determinations that may be necessary or desirable for the effective administration of the Plan.  The Committee is authorized to engage such accountants, consultants and other service providers necessary to assist in the administration of the Plan.  Any decision or interpretation of any provision of the Plan adopted by the Committee shall be final and conclusive.

                                                3.02         Delegation of Duties.  The Committee may delegate any or all of its duties as to the administration of the Plan to other individuals or groups of individuals within the Company, as it deems appropriate.

4.             Participation

                                                4.01         Elective Participation

                                                                a.             Any Eligible Employee may elect to participate in the Plan for a given Cycle by filing a completed Election Form for the Cycle with the Company.  With regard to an election to participate:

1.             The Election Form must be filed as follows:

A.                                   An election to defer Salary or any non-performance-based bonus must be filed by December 31 of the year prior to the year the services on which the Salary or the non-performance-based bonus is based are performed and shall apply for that Plan Year only.

B.                                     An election to defer any performance-based compensation (within the meaning of Section 409A of the Code) earned over a period of at least twelve (12) months (including performance-based bonuses) must be filed no later than six (6) months before the end of the service period to which the performance-based compensation relates.

C.                                     An election to defer Stock Based Compensation (that is not considered performance-based compensation within the meaning of Section 409A of the Code) must be filed by December 31 of the year prior to the year in which the grant is made.

D.                                    Notwithstanding the foregoing, an Eligible Employee who first becomes eligible to participate in the Plan, may elect to participate, if the election is filed within thirty (30) days after the Participant becomes eligible to participate in the Plan; provided, the election relates to Cash Based Compensation or Stock Based Compensation for services to be performed subsequent to the election.

2.                                       The minimum deferral for a Cycle shall be $5,000.

3.                                       The maximum deferral for a Cycle shall be one hundred percent (100%) of a Participant’s Cash Based Compensation and Stock Based Compensation; provided, however, that no election shall be effective to reduce amounts paid by the Company to an Eligible Employee to an amount which is less than the sum of the amount the Company is required to withhold for a Cycle for purposes of federal, state or local taxes (including but not limited to, income and FICA withholding) and the amount the Company is required to withhold for contributions to any employee benefit plan (other than this Plan).

4.                                       A Participant who is not a Key Employee, may elect to receive payment of amounts deferred during a Cycle upon: (A) Termination of Employment, (B) death, (C) the date the Participant becomes Disabled, (D) a Change in Control Event, or (E) on March 31 of the year specified by the Participant which shall be no earlier than in the third Plan Year following the Plan Year in which such amounts are deferred.  Further, a Participant may elect to receive a payment in a lump sum or in up to fifteen (15) annual installments subject to the provisions of Section 8.02(b).

5.                                       A Participant who is a Key Employee may elect to receive payment of amounts deferred during a Cycle upon: (A) Termination of Employment, (B) death, or (C) on March 31 of the year specified by the Participant (or death, if earlier) which shall be no earlier than in the third Plan Year following the Plan Year in which such amounts are deferred; subject to the restriction on payments to Key Employees in Section 8.06(c).  A Participant who is a Key Employee may elect to receive a payment in a lump sum or in up to fifteen (15) annual installments subject to the provisions of Section 8.02(b).

                                                                b.                                      A Participant’s election to defer future Cash Based and/or Stock Based Compensation is irrevocable upon the filing of his/her Election Form with the Company pursuant to Section 4.01(a)(1); provided, however, that an election to defer Salary for a future Plan Year may be terminated by December 31 of the Plan Year preceding the Plan Year to which such termination relates by mutual agreement in writing between the Participant and the Committee.

                                                4.02         Non-Elective Participation.

a.                                       The Committee may, in its sole discretion, award to an Eligible Employee Non-Elective Deferred Compensation.  Unless otherwise specified by the Committee, the Participant shall determine the timing and form of payment of any Non-Elective Deferred Compensation, provided:

1.                                       The election to determine the timing and form of payment is made by December 31 of the year before the year the services to which the Non-Elective Deferred Compensation relates are performed.

2.                                       In the case of the first year in which a Participant becomes eligible to participate in the Plan, the election to determine the timing and form of payment is made within thirty (30) days after the date the Participant becomes eligible to participate in the Plan and the Non-Elective Deferred Compensation relates to services to be performed subsequent to the election; or

3.                                       In the case of any Non-Elective Deferred Compensation that is performance-based compensation (within the meaning of Section 409A of the Code) earned over a period of at least twelve (12) months that relates to individual or Company performance, the election is made no later than six (6) months before the end of the service period to which such performance-based compensation relates.

b.                                      A Participant who is not a Key Employee, may elect to receive payment of amounts of Non-Elective Deferred Compensation awarded during a Plan Year upon: (A) Termination of Employment, (B) death, (C) the date the Participant becomes Disabled, (D) a Change in Control Event, or (E) on March 31 of the year specified by the Participant which shall be no earlier than in the third Plan Year following the Plan Year in which such amounts are awarded.  Further, a Participant may elect to receive a payment in a lump sum or in up to fifteen (15) annual installments subject to the provisions of Section 8.02(b).

c.                                       A Participant who is a Key Employee may elect to receive payment of amounts of Non-Elective Deferred Compensation awarded during a Plan Year upon: (A) Termination of Employment, (B)

death, or (C) on March 31 of the year specified by the Participant which shall be no earlier than in the third Plan Year following the Plan Year in which such amounts are deferred; subject to the restriction on payments to Key Employees in Section 8.06(c).  A Participant who is a Key Employee may elect to receive a payment in a lump sum or in up to fifteen (15) annual installments subject to the provisions of Section 8.02(b).

5.           Deferrals Subject to Section 409A of the Internal Revenue Code

The Plan is intended to comply with the provisions of Section 409A of the Code and the Deferral Amounts hereunder are subject to the terms and conditions of such Section.  To the extent deferrals made under the Former Plan (as defined in the preamble) are (or become) subject to the provisions of Section 409A of the Code, such deferrals shall hereinafter be considered to be made under this Plan and shall be subject to all the terms and conditions hereunder.  The Committee may, with the Participant’s consent, adjust or modify a Participant’s elections to conform to the provisions of Section 409A of the Code.

6.           Vesting of Deferred Compensation Account

A Participant’s interest in his/her Deferred Compensation Account shall vest immediately.

7.                                      Accounts and Valuations

                                                7.01         Deferred Compensation Accounts.  The Committee shall establish and maintain a separate Deferred Compensation Account for each Participant for each Cycle.

7.02                      Crediting of Deferral Amounts.  Deferral Amounts from Elective Deferred Compensation will be credited to a Participant’s Deferred Compensation Account on the first day of the month following the time at which the amount would otherwise have been paid or delivered to the Participant.  Any Non-Elective Deferred Compensation awarded to a Participant shall be credited to the Participant’s Deferred Compensation Account on the date awarded unless otherwise specified by the Committee.

7.03                      Allocation of Deferral Amounts to Investment Options.   A Participant’s Elective Deferred Compensation that is derived from Cash Based Compensation and Non-Elective Deferred Compensation awarded to a Participant, if any, may be deemed to be invested in the Investment Funds in accordance with the Participant’s request on his or her Investment Allocation Change Form.  Amounts deferred from Stock Based Compensation shall be deemed to be invested in the Company Stock Unit Account.

7.04                      Crediting of Investment Return in the Investment Funds.  That portion of the Participant’s Deferral Amounts that is deemed invested in the Investment Funds shall be credited on each Valuation Date with an investment return, from the time the Deferral Amounts are credited to the Participant’s Deferred Compensation Account, based on the investment return (gain or loss) of the Investment Funds in which the Deferral Amount is deemed to be hypothetically invested.

7.05                      Change of Allocation in Investment Funds by a Participant.  A Participant may request different investment allocations for each Cycle, and may request to change a Cycle’s investment allocation once each day that trading occurs in the Investment Funds in which the Deferral Amounts are hypothetically invested.  Any change will be effective as of the date the Investment Allocation Change Form is filed at the closing price of the Investment Funds, if it is filed before the close of trading on the New York Stock Exchange.  If such Investment Allocation Change Form is filed after the close of trading on the New York Stock Exchange, it will be effective as of the next day that trading occurs on the New York Stock Exchange at the closing price on that date.

7.06                      Change of Investment Funds by Committee.  The Committee will determine and may change the Investment Funds from time to time.  In the event of any such change, all Participants shall be given notice of the change at least thirty (30) days before the change is to be effective.  In addition, each Participant shall be given the opportunity to change his or her allocation of Investment Funds for his or her Deferred Compensation Account as of the effective date for the change; this change shall be in addition to any change permitted under Section 7.05.  The Committee’s decision to change the Investment Funds shall not in any manner alter the returns on the Participant’s Deferred Compensation Accounts prior to the effective date of the change.

7.07                           Valuation of the Company Stock Unit Account.  That portion of the Participant’s Deferral Amount that is deemed invested in the Company Stock Unit Account shall be valued based upon the value of Company Stock.  All amounts that are deemed invested in the Company Stock Unit Account shall be credited in Units or fractional Units with each Unit having a value equivalent to one share of Company Stock.  The number of such credited Units on the date any Deferral Amount is credited pursuant to Section 7.02 shall be determined based on the closing price of one share of Company Stock as of the close of business on the New York Stock Exchange Composite Listing on the date the Deferral Amount is credited.  Dividends shall be reflected by the crediting of additional Units or fractional Units equal to the value of the Dividends and based upon the closing price of one share of Company Stock as of the close of business on the New York Stock Exchange Composite Listing on the payment date for each dividend payable to Company Stock shareholders.  The value of the Participant’s Deferral Amounts that are deemed invested in the Company Stock Unit Account shall be determined by multiplying the number of Units by the value of the closing price of one share of Company Stock on the New York Stock Exchange Composite Listing on the applicable Valuation Date.  In the event the New York Stock Exchange Composite Listing is closed on the payment date on which any dividends are paid on Company Stock or on any applicable Valuation Date, the Units and their related value shall be determined based upon the closing price of one share of Company Stock on the New York Stock Exchange Composite Listing on the last business day immediately preceding such date.

7.08                           Changes in Capitalization.  If there is any change in the number or class of shares of Company Stock through the declaration of a stock dividend or other extraordinary dividends or recapitalization resulting in stock splits, or combinations or exchanges of such shares or in the event of similar corporate transactions, the Units credited to a Participant’s Deferred Compensation Account shall be equitably adjusted to reflect any such change in the number or class of issued shares of Company Stock or to reflect such similar corporate transaction.

7.09                           Nature of Account Entries.  The establishment and maintenance of Participants’ Deferred Compensation Accounts and the crediting of gains and losses pursuant to this Section 7, shall be merely bookkeeping entries and shall not be construed as giving any person any interest in any specific assets of the Company or of any subsidiary of the Company or any trust created by the Company, including any mutual funds, Company Stock or other investment funds owned by the Company or any such subsidiary or trust.  The hypothetical investment of the Participants’ Deferred Compensation Accounts in the Investment Funds and/or in the Company Stock Unit Account shall be for bookkeeping purposes only, and shall not require the establishment of actual corresponding funds by the Committee or the Company.  Benefits accrued under this Plan shall constitute an unsecured general obligation of the Company.

8.             Benefits

8.01                           Payment of Benefits

a.                                       All Deferral Amounts payable to a Participant that are deemed invested in the Investment Funds shall be paid in cash.

b.                                      All Deferral Amounts payable to a Participant that are deemed invested in the Company Stock Unit Account shall be paid in Company Stock with one share distributed for each Unit credited pursuant to Section 7.07.  All fractional Units shall be payable in cash.

8.02                           Normal Benefit

a.                                       A Participant’s Deferred Compensation Account shall be paid to the Participant in accordance with the terms of the Participant’s Election Form, subject to the terms and conditions set forth in the Plan, except as follows:

1.                                 Upon receipt of a domestic relations order as described in Section 414(p)(1)(B) of the Code, payment will be made in accordance with the domestic relations order.

2.                                 If, on the date a Participant has a Termination of Employment, the value of the Participant’s Deferred Compensation Accounts for all Cycles does not exceed $10,000, then, notwithstanding the elections made by such Participant on the Election Form(s) filed with the Committee, all of the Participant’s Deferral Amounts shall be paid in a lump sum at the time provided in Section 8.06 for a Termination of Employment.

b.                                      If a Participant elects to receive payment of that portion of his or her Deferred Compensation Account in annual installments, subject to a maximum of fifteen (15) installments, payments shall be made in Declining Balance Installments.

                                                8.03         Unforeseeable Emergency.  In the event that the Committee, upon written petition of the Participant, determines in its sole discretion that the Participant has suffered an Unforeseeable Emergency, the Company shall pay to the Participant, as soon as is practicable following such determination, an amount necessary to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution.  In making a decision regarding whether a request meets the definition of an Unforeseeable Emergency, the Committee shall take into account the extent to which the hardship is or may be relieved through reimbursement by insurance or by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.  The Deferred Compensation Account of the Participant thereafter shall be reduced to reflect the Unforeseeable Emergency payment.

                                                8.04         Request to Committee for Delay in Payment.  A Participant shall have no right to modify in any way the schedule for the distribution of amounts from his or her Deferred Compensation Account that the Participant has specified in his or her Election Form.  However, upon a written request submitted by the Participant to the Committee (on an Election Form), the

Committee may, in its sole discretion, postpone the payment, change the form of payment to annual installments or increase the number of installments not to exceed fifteen (15), provided:

a.             The postponement in the payment, change to annual installments, or increase in the number of installments to a number of installments not to exceed fifteen (15) does not take effect until at least twelve (12) months after the date the Election Form on which the request is based is filed;

b.             The postponement in the payment must be for a period of at least five (5) years from the date the payment would otherwise have been made, except in the case of elections relating to distributions on death, Disability or Unforeseeable Emergency; and

c.             The request to postpone the payment, change to annual installments, or increase the number of installments to a number of installments not to exceed fifteen (15), must be made at least twelve (12) months prior to the date of the first scheduled payment.

8.05                           Taxes; Withholding.  To the extent required by law, the Company shall withhold from payments made hereunder an amount equal to at least the minimum taxes required to be withheld by the federal and any state or local government.

8.06                           Date of Payments.

a.             Except as otherwise provided in this Plan, with respect to Termination of Employment, death, Disability or a Change in Control Event, payments under this Plan shall be made (or begin in the case of installments) at the end of the Calendar Quarter during which the Participant or Beneficiary becomes eligible to receive such payment, unless the Termination of Employment, death, Disability or Change in Control Event occurs within the last ten (10) days of a Calendar Quarter, in which case, payment will be made (or installments will begin) on the last day of the following Calendar Quarter; provided, however, that payments must be made (or begin in the case of installments) no later than the later of (i)

December 31 of the year in which the distribution event occurs, or (ii) thirty (30) days after the distribution event.

                                                                                          b.             Payments that are to be made on March 31 of a specified year shall be made (or begin in the case of installments) on, or as soon as administratively practicable after, such date; provided, however, that payments must be made (or begin in the case of installments) no later than thirty (30) days after the date.

                                                                                                c.             Notwithstanding anything in the Plan to the contrary, if the Participant is a Key Employee, then, notwithstanding the Election Form filed with the Committee, no payment may be made (or begin in the case of installments) to such Key Employee prior to the date which is six (6) months following the Key Employee’s Termination of Employment (or death, if earlier).

                                                8.07         Allocation of Distributions.  If a distribution of a portion of a Deferred Compensation Account for a Cycle is made to a Participant or Beneficiary, and the amounts for such Cycle are invested in more than one of the Investment Funds, then a portion of such distribution shall be deemed to have been made from each of the Investment Funds on a pro rata basis, based on the values of the Investment Funds as of the Valuation Date immediately preceding the distribution.

9.             Beneficiary Designation

                                                At any time prior to the complete distribution of the benefits due to a Participant under the Plan, he or she shall have the right to designate, change, and/or cancel, any person(s) or entity as his or her Beneficiary (either primary or contingent) to whom payment under this Plan shall be made in the event of his or her death.  Each beneficiary designation shall become effective only when filed in writing with the Company during the Participant’s lifetime on a form provided by the Company.  The filing of a new beneficiary designation form will cancel all previously filed beneficiary designations relating to such Cycle or Cycles.  Further, any finalized divorce of a Participant subsequent to the date of filing of a beneficiary designation form in favor of Participant’s spouse shall automatically revoke such designation without any action having to be taken by the Participant.

                                                Additionally, the spouse of a Participant domiciled in a community property jurisdiction shall join in the Participant’s designation of any Beneficiary other than his or her spouse.

                                                If a Participant fails to designate a Beneficiary as provided above, or if his or her beneficiary designation is revoked by divorce or otherwise without execution of a new designation, or if all designated Beneficiaries predecease the Participant, then the distribution of such benefits shall be made to the Participant’s estate in a lump sum.  If the Participant’s designated Beneficiary survives the Participant but dies before receiving a complete distribution of the Participant’s account, the remaining Deferred Compensation Account balance shall be paid to the estate of such Beneficiary in a lump sum.

10.                               Amendment and Termination of Plan

                                                10.01       Amendment.  The Board of Directors may amend the Plan at any time in whole or in part, provided, however, that, except as provided in Section 10.02, no amendment shall be effective to decrease the benefits under the Plan payable to any Participant or Beneficiary with respect to any Elective or Non-Elective Deferred Compensation deferred prior to the date of the amendment.  Written notice of any amendment shall be given to each Participant; provided, that no notice shall be required with respect to amendments that are non-material or administrative in nature.

                                                10.02       Suspension of Plan

a.             Company’s Right to Suspend.  The Board of Directors may suspend the Plan at any time.

b.             Payments Upon Suspension.  Upon any suspension of the Plan under this Section 10.02, a Participant may no longer defer Cash Based or Stock Based Compensation on a prospective basis and, with respect to compensation deferred previously, the Company will pay benefits in accordance with Section 8.

                                                10.03       Termination of Plan

                                                                a.             Company’s Right to Terminate.  The Board of Directors may terminate the Plan within the twelve (12) month period after a Change in Control Event.

                                                                                                b.             Payments upon Termination.  Upon the termination of the Plan under this Section 10.03, all Cash Based or Stock Based Compensation deferred under the Plan shall be paid to the Participants within 30 days after the date the Board of Directors acts to terminate the Plan.

11.          Miscellaneous

                                                11.01       Unsecured General Creditor.  Participants and their beneficiaries, heirs, successors and assignees shall have no legal or equitable rights, interests, or other claims in any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts, or the policies therefrom owned or that may be acquired by the Company (“policies”).  Such policies or other assets of the Company shall not be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan.  Any and all of the Company’s assets and policies shall be and will remain general, unpledged, unrestricted assets of the Company.  The Company’s obligation under the Plan shall be that of an unfunded and unsecured promise of the Company to pay money in the future.

                                                11.02       Grantor Trust.  Although the Company is responsible for the payment of all benefits under the Plan, the Company, in its sole discretion, may contribute funds as it deems appropriate to a grantor trust for the purpose of paying benefits under this Plan.  Such trust may be irrevocable, but assets of the trust shall be subject to the claims of creditors of the Company.  Such grantor trust shall not in any event locate or transfer its assets to a location outside the United States nor shall it provide that assets will be restricted to the provision of benefits payable under the Plan in the event of a change in the Company’s financial health.  To the extent any benefits provided under the Plan actually are paid from the trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.  Participants shall have the status of unsecured creditors on any legal claim for benefits under the Plan, and shall have no security interest in any such grantor trust.

                                                11.03       Successors and Mergers, Consolidations or Change in Control.  The terms and conditions of this Plan shall inure to the benefit of the Participants and shall bind the Company, its successors, assignees, and personal representatives.  If substantially all of the stock or assets of the Company are acquired by another entity, or if the Company is merged into, or consolidated with, another entity, then the obligations created hereunder shall be obligations of the acquirer or successor entity.

                                                11.04       Non-Assignability.  Neither a Participant, nor any other person, shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, or convey in advance of the actual receipt, any amounts payable hereunder, or any part thereof.  All rights to payments expressly are declared to be unassignable and nontransferable.  No part of the amounts payable, prior to actual payment, shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant, or any other person, nor shall they be transferable by operation of law in the event of a Participant’s, or any other person’s, bankruptcy or insolvency.

                                                11.05       Employment or Future Eligibility to Participate Not Guaranteed.  Nothing contained in this Plan, nor any action taken hereunder, shall be construed as a contract of employment, or as giving any Eligible Employee any right to be retained in the employ of the Company.  Designation as an Eligible Employee may be revoked at any time by the Company with respect to any compensation not yet deferred.

                                                11.06       Protective Provisions.  A Participant will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, including taking such physical examinations as the Company reasonably may deem necessary and taking such other relevant action as may be requested by the Company.  If a Participant refuses to cooperate, the Participant’s election to defer any Cash Based or Stock Based Compensation which has not yet been deferred shall become null and void, and the Participant shall not be eligible to make any further deferral elections under the Plan.

                                                11.07       Gender, Singular and Plural.  All pronouns, and any variations thereof, shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person(s) or entity(ies) may require.  As the context may require, the singular may be read as the plural and the plural as the singular.

                                                11.08       Captions.  The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

                                                11.09       Applicable Law.  This Plan shall be governed and construed in accordance with the laws of the State of New York (without reference to the principles of conflict of laws).

                                                11.10       Validity.  In the event any provision of this Plan is found to be invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

                                                11.11       Notice.  Any notice or filing required or permitted to be given to the Committee shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company at 15 Mountain View Road, Warren, NJ  07059, directed to the attention of the Compensation Manager (or any successor thereto).  Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.  Any notice to the Participant shall be addressed to the Participant at the Participant’s residence address as maintained in the Company’s records.  Any party may change the address for such party here set forth by giving notice of such change to the other parties pursuant to this Section 11.11.

                IN WITNESS WHEREOF, The Chubb Corporation has caused this Plan to be duly executed this          day of                         , 2005.

THE CHUBB CORPORATION

By:
Title:

EXHIBIT A

DEFINITION OF CHANGE IN CONTROL EVENT

                “Change in Control Event” shall mean the occurrence of a change in the ownership of The Chubb Corporation (the “Company”) (as described in Section 1 below) and/or a change in the effective control of the Company (as described in Section 2 below) and/or a change in the ownership of a substantial portion of the assets of the Company (as described in Section 3 below).

                For purposes of Sections 1, 2 and 3 below, section 318(a) of the Internal Revenue Code of 1986, as amended (the “Code”), shall apply to determine stock ownership.  Stock underlying a vested option is considered owned by the individual who holds the vested option (and stock underlying an unvested option is not considered owned by the individual who holds the unvested option).  For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (within the meaning of Treas. Reg. §§1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

                                                1.     (a)       Change in the Ownership of the Company.  A change in the ownership of the Company occurs on the date that any one person, or more than one person acting as a group (as described in subsection (b) below), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company.  However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company (within the meaning of Section 2 below)).  An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Section.  This Section applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction (see Section 3 below for rules regarding the transfer of assets of the Company).

                                                        (b)       Persons Acting as a Group.  For purposes of subsection (a) above, persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.  If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

                                                        (c)       Stock Ownership.  For purposes of determining stock ownership, see above.

                                                2.     (a)       Change in the Effective Control of the Company.  Notwithstanding that the Company has not undergone a change in ownership under Section 1 above, a change in the effective control of the Company occurs on the date that either —

                                                                                                            (i)        Any one person, or more than one person acting as a group (as determined under subsection (d) below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35 percent or more of the total voting power of the stock of the Company; or

                                                                                                            (ii)       A majority of the members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election.

                                                                                                            In the absence of an event described in paragraph (i) or (ii) above, a change in the effective control of the Company will not have occurred.

                                                                        (b)       Multiple Changes in Control.  A change in effective control also may occur in any transaction in which either of the two companies involved in the transaction has a Change in Control under Section 1 above or Section 3 below.  Thus, for example, assume Corporation P transfers more than 40 percent of the total gross fair market value of its assets to Corporation O in exchange for 35 percent of O’s stock.  P has undergone a change in ownership of a substantial portion of its assets under Section 3 below and O has a change in effective control under this Section.

                                                                        (c)       Acquisition of Additional Control.  If any one person, or more than one person acting as a group, is considered to effectively control the Company (within the meaning of this Section), the acquisition of additional control of the Company by the same person or persons is not considered to cause a change in the effective control of the Company (or to cause a change in the ownership of the Company within the meaning of Section 1 above).

                                                                        (d)       Persons Acting as a Group.  Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.  If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

                                                                        (e)       Stock Ownership.  For purposes of determining stock ownership, see above.

                                                3.     (a)       Change in the Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group (as determined in subsection (c) below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

                                                                        (b)       Transfers to a Related Person.  There is no Change in Control under this Section when there is a transfer to an entity that is controlled by the shareholders of the transferring company immediately after the transfer, as provided in this subsection (b).  A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to —

                                                                                                            (i)        A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

                                                                                                            (ii)       An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

                                                                                                            (iii)      A person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

                                                                                                            (iv)      An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii) above.

                                                                                                      For purposes of this subsection (b) and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets.  For example, a transfer to a company in which the transferor Company has no ownership interest before the transaction, but which is a majority-owned subsidiary of the transferor Company after the transaction is not treated as a change in the ownership of the assets of the transferor Company.

                                                                        (c)       Persons Acting as a Group.  Persons will not be considered to be acting as a group solely because they purchase assets of the same corporation at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company.  If a person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

                                                                        (d)       Stock Ownership.  For purposes of determining stock ownership, see above.

APPENDIX A

Investment Funds

The following Investment Funds are available under the Plan:

The Bond Index Account provides for a return based upon a hypothetical investment in the Vanguard Bond Index Fund-Total Bond Market Portfolio.

The Capital Appreciation Account provides for a return based upon a hypothetical investment in the Fidelity Contrafund.

The Equity Index Account provides for a return based upon a hypothetical investment in the Fidelity Spartan U.S. Equity Index Fund.

The International Blended Equity Account provides for a return based upon a hypothetical investment in the Fidelity Diversified International Fund.

The Stable Value Account provides for a return based on a hypothetical investment in the Stable Value Portfolio of the Chubb Capital Accumulation Plan.